UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2017

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

(310) 598-5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On October 13, 2017, Opiant Pharmaceuticals, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor Fitzgerald”), pursuant to which the Company may offer and sell, from time to time, through Cantor Fitzgerald shares of its Common Stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 (the “Shares”).
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The NASDAQ Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, Cantor Fitzgerald may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in negotiated transactions with our prior consent. Cantor Fitzgerald’s obligations to sell the Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.
The Company will pay Cantor Fitzgerald a commission of 3.0% of the aggregate gross proceeds from each sale of the Shares and has agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor Fitzgerald for certain specified expenses. The Company is not obligated to sell any Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by Cantor Fitzgerald or the Company, as permitted therein.
Sales of the Shares under the Sales Agreement will be made pursuant to the registration statement on Form S-3 (File No. 333-220976) (the “Registration Statement”) and offerings for the Shares will be made only by means of the sales agreement prospectus that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the Securities and Exchange Commission (the "SEC").
The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed with the Registration Statement and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

1.1    Controlled Equity OfferingSM Sales Agreement, dated October 13, 2017, by and between Opiant Pharmaceuticals, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3, filed with the SEC on October 13, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: October 18, 2017	By:	/s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer